UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005

SS&C TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

     On May 16, 2005, SS&C Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Financial Interactive, Inc., a California corporation (“FI”), and FI Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company (“Sub”), which provides for the merger of Sub with and into FI with FI being the surviving corporation (the “Merger”). Under the terms of the Merger Agreement, FI stockholders will receive an aggregate of 495,000 shares of the Company’s common stock; provided, however, that the number of shares shall be adjusted so that the value of these shares on the closing date, as determined by using the price of the Company’s common stock in the ten trading days prior to the closing (“Average Closing Price”), is not less than $9,900,000 or in excess of $11,880,000. In addition, the shares to be issued will be reduced by the number of shares having a value, as determined using the Average Closing Price, equal to (i) the costs and expenses incurred by FI in connection with the Merger and (ii) certain liabilities of FI that are outstanding as of the closing; and increased or decreased by the number of shares having a value, as determined using the Average Closing Price, equal to the difference, to the extent that such difference exceeds $50,000, between FI’s net assets at the closing and FI’s net assets as of March 31, 2005.

     As additional consideration to the FI stockholders, the Company is issuing warrants to purchase an aggregate of 50,000 shares of the Company’s common stock at an exercise price equal to 125% of the Average Closing Price. The warrants will be immediately exercisable in full and will expire on the fifth anniversary of the closing of the Merger. The warrants will be subject to adjustment in the event of customary dilution events.

     The securities to be issued in the Merger are expected to be issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 under Regulation D promulgated under the Securities Act, as there is no public offering of the securities.

     The Merger is subject to ordinary and customary closing conditions, and is expected to close by June 2005.

Item 8.01. Other Events

     Reference is made to the Company’s press release dated May 17, 2005, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: May 20, 2005	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 17, 2005